[F&M Bancorp Logo]

                                                  May 8, 1997

The Stockholders of F&M Bancorp:

     This notification is to advise you that at the Annual Meeting of stockholders of F&M Bancorp held Tuesday, April 15, 1997 the following actions were taken:

     1. The directors listed in the Proxy Statement were elected;

     2. The number of authorized shares was increased from 10,000,000 to 50,000,000;

     3. The proposed Charter amendment concerning the indemnification of officers, directors, and employees was approved; and

     4. The propsoed Charter clarifying amendments were approved.

     The Annual Meeting was adjourned without acting upon three remaining proposed Charter amendments. They are:

     1. The proposed Charter amendment to create a classified Board of Directors;

     2. The proposed Charter amendment to delineate factors the Board of Directors may consider in exercising its business judgement involving extraordinary activities; and

     3. The propsoed Charter amendment to reduce the vote required to approve certain extraordinary events.

     The adjourned Annual Meeting will reconvene on Tuesday, May 20, 1997, at 1:00 p.m. at F&M's Corporate Headquarters, 110 Thomas Johnson Drive, Frederick, Maryland, for the sole purpose of acting on the three remaining proposed Charter amendments.

                                        Very truly yours,

                                        Gordon M. Cooley
                                        Secretary



                           110 Thomas Johnson Drive
                                 P.O. Box 518
                             Frederick, MD  21705
                                (301) 694-4000